Exhibit 3.4

FORM OF BYLAWS

OF

THE CARLYLE GROUP INC.

(Effective ______ __, 20__)
Article I

OFFICES
Section 1.01    Registered Office. The registered office and registered agent of The Carlyle Group Inc. (the "Corporation") shall be as set forth in the Certificate of Incorporation of the Corporation (as in effect from time to time, the "Certificate of Incorporation").
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.01    Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, on such date and at such time as the Board of Directors of the Corporation (the "Board of Directors") shall determine. The Board of Directors may, in its sole discretion, determine that annual meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 2.02    Special Meetings. Special meetings of stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held at such place, if any, either within or without the State of Delaware, on such date and at such time, and for such purpose or purposes, as the Board of Directors shall determine and state in the notice of meeting, if any. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors subject to the requirements of the Certificate of Incorporation.
Section 2.03    Notice of Meetings. If required by law, whenever stockholders are required to take any action at an annual or special meeting of stockholders, a timely notice of the meeting given in writing or by electronic transmission in a manner permitted by applicable law, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the Record Date for determining the stockholders entitled to vote at the meeting, if such date is different from the Record Date for determining stockholders entitled to notice of the meeting, shall be delivered, sent, given, made or transmitted, as applicable, to each stockholder of record entitled to vote thereat as of the Record Date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, any such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the Record Date for determining the stockholders entitled to notice of the meeting.
Section 2.04    Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the Person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of stock of the Corporation Outstanding and the voting power of each such share, (ii) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
ARTICLE III

BOARD OF DIRECTORS
Section 3.01    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not directed or required by the DGCL or the Certificate of Incorporation to be exercised or done by the stockholders.
Section 3.02    Number of Directors. The number of Directors constituting the Board of Directors shall be as determined in accordance with the Certificate of Incorporation.
Section 3.03    Resignations. Any director may resign at any time by giving notice of such director's resignation in writing or by electronic transmission to the Chairman of the Board of Directors or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.04    Compensation. The Board of Directors shall have the authority to fix the compensation of directors or to establish policies for the compensation of directors and for the reimbursement of expenses of directors, in each case, in connection with services provided by directors to the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or for their service as committee members.
Section 3.05    Meetings; Chairman, Vice Chairman and Secretary. The Board of Directors may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors on 10 days' notice to each other director, either in person or by telephone or by mail, telegram, telex, cable, electronic mail or other form of recorded or electronic communication, or upon a resolution adopted by the Board of Directors, or on such shorter notice as the Chairman of the Board of Directors may deem necessary or appropriate in the circumstances. The Board of Directors may appoint one or more of its members to serve as "Chairman" or "Vice Chairman." Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the Chairman the Board of Directors' absence, the Vice Chairman of the Board of Directors or, in the Vice Chairman of the Board of Directors' absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting.
Section 3.06    Quorum; Voting; Adjournment. Subject to the requirements of the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the then total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.07    Committees; Committee Rules. Except as expressly set forth in these Bylaws, the Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to applicable law, the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors. Unless the Board of Directors shall otherwise provide (in the charter of any such committee or otherwise), a majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given. The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless the Board of Directors shall otherwise provide (in the charter of any such committee or otherwise), in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Unless the Board of Directors shall otherwise provide (in the charter of any such committee or otherwise), each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 3.08    Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in meetings of the Board of Directors, or any committee, by means of telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.09    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent or consents thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be.
Section 3.10    Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person's duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other Person as to matters the member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE IV

OFFICERS
Section 4.01    Appointment, Selection; Designation and Removal of Officers. The Board of Directors may from time to time as it deems advisable select one or more natural persons and designate them as the "chairman" or "co-chairmen," or the "chief executive officer" or "co-chief executive officers" of the Corporation, and the Board of Directors and/or any such chairman, co-chairman, chief executive officer or co-chief executive officer may, from time to time as they deem advisable, select natural persons who are employees or agents of the Corporation and designate them as officers of the Corporation (together with any such chairman, co-chairmen, chief executive officer or co-chief executive officers, the "Officers") and assign titles (including, without limitation, "chief operating officer," chief financial officer," "chief risk officer," "general counsel," chief administrative officer," "chief compliance officer," "principal accounting officer," "chairman," "senior chairman," "vice chairman," "president," "vice president," "treasurer," "assistant treasurer," "secretary," "assistant secretary," "general manager," "senior managing director," "managing director" and "director") to any such person. Any officer of the Corporation may be removed from office with or without cause at any time by the Board of Directors. Any vacancies occurring in any office other than the offices of chairman or co-chairmen, or the chief executive officer or co-chief executive officers may be filled by the Board of Directors and/or any such chairman, co-chairman, chief executive officer or co-chief executive officer in the same manner as such officers are appointed and selected pursuant to this Section 4.01.
Section 4.02    Delegation of Duties. Unless the Board of Directors determines otherwise, if a title is one commonly used for officers of a corporation incorporated under the DGCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Board of Directors may delegate to any officer any of the Board of Director's powers to the extent permitted by applicable law, including the power to bind the Corporation. Any delegation pursuant to this Section 4.02 may be revoked at any time by the Board of Directors.
Section 4.03    Officers As Agents. The officers, to the extent of their powers set forth under applicable law, the Certificate of Incorporation or these Bylaws or otherwise vested in them by action of the Board of Directors not inconsistent with applicable law, the Certificate of Incorporation or these Bylaws, are agents of the Corporation for the purpose of the Corporation's business and the actions of the officers taken in accordance with such powers shall bind the Corporation.
ARTICLE V

STOCK
Section 5.01    List of Stockholders Entitled To Vote. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the Record Date for determining the stockholders entitled to vote at the meeting is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote at the meeting as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, if any, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting, if any, if required by law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.01 or to vote in person or by proxy at any meeting of stockholders.
ARTICLE VI
DEFINITIONS
Section 6.01    Definitions. Terms used in these Bylaws and not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation.
ARTICLE VII
MISCELLANEOUS
Section 7.01    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation.
Section 7.02    Construction; Section Headings. For purposes of these Bylaws, unless the context otherwise requires, (i) references to "Articles", "Sections" and "clauses" refer to articles, sections and clauses of these Bylaws and (ii) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 7.03    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII

AMENDMENTS
Section 8.01    Amendments. Except as provided in the Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, amend and repeal, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or the Certificate of Incorporation. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, the Certificate of Incorporation or any certificate of designation relating to any series of Preferred Stock, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the stockholders of the Corporation only by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding stock of the Corporation entitled to vote thereon.
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